UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2018

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8385
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

On September 6, 2018, FutureFuel Corp. (NYSE: FF) (the “Company”) held its annual shareholders’ meeting, at which a quorum of its shareholders was present either in person or by proxy. The matters submitted to a vote of the Company’s shareholders were:

(1)	to elect three directors: Paul A. Novelly, Dale E. Cole, and Alain J. Louvel; and

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2018.

No other business was conducted at such meeting. Of the 43,742,677 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 41,864,930 shares were voted. The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Paul A. Novelly	35,386,841	n/a	1,101,394	0	5,376,965

Election of Dale E. Cole	35,856,598	n/a	631,637	0	5,376,965

Election of Alain J. Louvel	36,226,372	n/a	261,863	0	5,376,965

Ratification of the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2018	41,189,986	661,587	n/a	13,357	n/a

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved.

Item 8.01 – Other Events

The Company is filing its standard form Option Agreement, attached as Exhibit 4.1 to this Current Report on Form 8-K, under which the Company may issue options pursuant to the Company’s 2017 Omnibus Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on July 26, 2017 and incorporated herein by reference).

Item 9.01 – Financial Statements and Exhibits

4.1     Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Jordan Federko
Jordan Federko, Secretary

Date: September 7, 2018